Exhibit 99.1

Contact:	Daniel Jarvis
313-594-2527
djarvis1@ford.com

FOR IMMEDIATE RELEASE

FORD CREDIT EARNS RECORD $1.8 BILLION IN 2003
Fourth Quarter Earnings of $470 Million Reported

DEARBORN, Mich., January 22, 2004 — Ford Motor Credit Company reported record net income of $1.8 billion in 2003, up $583 million from earnings of $1.2 billion a year earlier. On a pre-tax basis from continuing operations, Ford Credit earned $3.0 billion in 2003 compared with $2.0 billion in 2002. The increase in earnings primarily reflected a lower provision for credit losses, the favorable market valuation of derivative instruments and associated exposures, offset partially by the impact of lower average net receivables.

In the fourth quarter of 2003, Ford Credit’s net income was $470 million, up $116 million from $354 million in the same period a year earlier. On a pre-tax basis from continuing operations, Ford Credit earned $839 million in the fourth quarter of 2003 compared with $594 million in 2002. The increase in earnings primarily reflected a lower provision for credit losses, the favorable market valuation of derivative instruments and associated exposures, offset partially by lower sales of receivables.

“Ford Credit has excellent liquidity and diversified funding sources, and we continue to deliver solid earnings and dividends to Ford Motor Company,” said Greg C. Smith, chairman and CEO. “We are focused on supporting Ford and its dealers by delivering high levels of customer and dealer satisfaction and loyalty.”

On December 31, 2003, receivables on Ford Credit’s balance sheet totaled $132 billion, up $6 billion from December 31, 2002. The increase primarily reflected the accounting consolidation of a Ford Credit asset-backed commercial paper program in May 2003, offset partially by lower lease and retail placement volumes, and receivables sold in securitizations and whole-loan sale transactions. Managed receivables were $182 billion on December 31, 2003, compared with $197 billion on December 31, 2002, reflecting primarily lower retail and lease placement volumes.

In December 2003, Ford Credit paid a dividend of $800 million resulting in full year dividends of $3.7 billion. At December 31, 2003, managed leverage was 13.0 to 1.

Ford Credit is a wholly owned subsidiary of Ford Motor Company. Now in its 45th year, Ford Credit provides vehicle financing in 36 countries to more than 11 million customers and more than 12,500 automotive dealers. More information can be found at www.fordcredit.com and at Ford Credit’s investor center, www.fordcredit.com/investorcenter/.

Ford Motor Credit Company and Consolidated Subsidiaries
OPERATING HIGHLIGHTS

Net Income

	Fourth Quarter		Full Year

	2003	2002	2003	2002

		(in millions)
Income from continuing operations	$523	$371	$1,869	$1,232
(Loss)/income from discontinued operations	(53)	(17)	(52)	2

Net income	$470	$354	$1,817	$1,234

Memo: SFAS No. 133 included above	$72	$(28)	$182	$(141)
Financial statement return on equity	15%	10%	14%	9%
Income before income taxes from continuing operations	$839	$594	$3,035	$1,965

Balance Sheet Summary

	December 31,
				Sept 30,
	2003		2002	2003

			(in billions)
Assets
Finance receivables
Retail installment	$77.8	*	$68.4	$80.0	*
Wholesale	22.5		16.4	18.6
Other	8.6		9.8	8.8

Total net finance receivables	$108.9		$94.6	$107.4
Net investment in operating leases	23.2		31.3	24.5

Total net finance receivables and operating leases	$132.1		$125.9	$131.9
Retained interest in securitized assets	13.0		17.6	10.2
All other assets	33.7		26.7	36.3

Total assets	$178.8		$170.2	$178.4

Liabilities and Stockholder’s Equity
Debt — short-term	$24.7	*	$16.2	$27.3	*
Debt — long-term (includes notes payable within 1 year)	125.0		124.1	122.3

Total debt	$149.7		$140.3	$149.6
All other liabilities	16.6		16.3	16.3

Total liabilities	$166.3		$156.6	$165.9
Stockholder’s equity	12.5		13.6	12.5

Total liabilities and stockholder’s equity	$178.8		$170.2	$178.4

Memo: Financial statement leverage (to 1)**	12.0		10.3	12.0
Managed Receivables**
Finance receivables
Retail installment	$106.9		$117.3	$111.0
Wholesale	42.8		38.9	36.4
Other	8.6		9.8	8.8

Total net finance receivables	$158.3		$166.0	$156.2
Net investment in operating leases	23.2		31.3	24.5

Total managed	$181.5		$197.3	$180.7

Memo:
Managed leverage (to 1)**	13.0		12.8	12.7
Receivables sold in whole-loan sales transactions	$7.3		$5.0	$5.8

*	See appendix for impact of on-balance sheet securitization

**	See appendix for additional information

Ford Motor Credit Company and Consolidated Subsidiaries
OPERATING HIGHLIGHTS

Select Operating & Financial Metrics

		Fourth Quarter		Full Year

		2003	2002	2003	2002

Financing Shares
Ford & Lincoln/Mercury retail installment & lease	United States	39%	36%	39%	42%
	Europe	33	34	31	34
Ford & Lincoln/Mercury wholesale	United States	82	86	82	85
	Europe	99	99	97	97
Contract Volume — New and used retail/lease (in thousands)
United States		429	490	1,980	2,512
Europe		187	211	836	917
Other international		154	157	631	668

Total contract volume		770	858	3,447	4,097

Borrowing Cost Rate		3.8%	4.7%	4.2%	5.1%
Credit Losses (in millions)
On-balance sheet
Retail installment & lease		$515	$614	$1,871	$2,292
Wholesale		110	17	148	40
Other		9	8	25	30

Total		$634	$639	$2,044	$2,362

Loss-to-receivables (LTR)
Retail installment & lease		2.15%*	2.29%	1.97%*	2.05%
Wholesale		2.21	0.42	0.79	0.25
Total including other		2.04%*	1.92%	1.67%*	1.72%
Provision for credit losses (in millions)		$489	$709	$1,998	$2,971
Allowance for credit losses (in billions)		3.0	3.2	3.0	3.2
Allowance as a pct. of end-of-period receivables		2.28%	2.51%	2.28%	2.51%
Managed **
Retail installment & lease		$718	$760	$2,640	$2,740
Wholesale		109	23	148	46
Other		9	8	25	30

Total		$836	$791	$2,813	$2,816

Loss-to-receivables (LTR)
Retail installment & lease		2.17%	1.95%	1.91%	1.73%
Wholesale		1.09	0.25	0.37	0.13
Total including other		1.85%	1.56%	1.50%	1.39%
Memo: Ford Credit U.S. retail & lease		2.15%	1.87%	1.89%	1.50%
Sales of Receivables (in millions)
Investment and other income related to receivable sales:
Net gain-on-sale of finance receivables		$108	$241	$436	$529
Servicing fees		149	186	677	700
Interest income from retained securities		133	157	679	606
Excess spread and other		236	274	973	775

Investment and other income related to receivables sales		$626	$858	$2,765	$2,610
Less: Whole-loan income		(90)	(79)	(234)	(79)

Income related to off-balance sheet securitizations		$536	$779	$2,531	$2,531

Memo: Income related to off-balance sheet securitizations if reported on-balance sheet
Financing revenue		$1,049	$1,319	$4,660	$5,141
Borrowing cost		(293)	(497)	(1,491)	(2,205)

Net financing margin		$756	$822	$3,169	$2,936
Credit losses		(166)	(152)	(677)	(454)

Income before taxes		$590	$670	$2,492	$2,482

* Includes credit losses on reacquired receivables
Total excluding credit losses on reacquired receivables		1.93%	1.92%	1.60%	1.72%
** See appendix for additional information

Ford Motor Credit Company and Consolidated Subsidiaries
APPENDIX

In evaluating Ford Credit’s financial performance, Ford Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:

•	Managed receivables: receivables reported on Ford Credit’s balance sheet and receivables Ford Credit sold in off-balance sheet securitizations and continues to service.

•	Managed credit losses: credit losses associated with receivables reported on Ford Credit’s balance sheet plus credit losses associated with receivables that Ford Credit sold in off-balance sheet securitizations and continues to service.

IMPACT OF ON-BALANCE SHEET SECURITIZATION: retail installment receivables reported on Ford Credit’s balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit’s creditors. Debt reported on Ford Credit’s balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Credit.

RECONCILIATION OF MEASURES:

Finance Receivables and Operating Leases

	Managed Receivables

	On-Balance	Off-Balance
	Sheet	Sheet	Total

		(in billions)
December 31, 2003
Retail installment contracts	$77.8	$29.1	$106.9
Wholesale	22.5	20.3	42.8
Other finance receivables	8.6	0.0	8.6
Net investment in operating leases	23.2	0.0	23.2

Total	$132.1	$49.4	$181.5

December 31, 2002
Retail installment contracts	$68.4	$48.9	$117.3
Wholesale	16.4	22.5	38.9
Other finance receivables	9.8	0.0	9.8
Net investment in operating leases	31.3	0.0	31.3

Total	$125.9	$71.4	$197.3

September 30, 2003
Retail installment contracts	$80.0	$31.0	$111.0
Wholesale	18.6	17.8	36.4
Other finance receivables	8.8	0.0	8.8
Net investment in operating leases	24.5	0.0	24.5

Total	$131.9	$48.8	$180.7

Managed Leverage Calculation

	December 31,
			Sept 30,
	2003	2002	2003

		(in billions)
Total debt	$149.7	$140.3	$149.6
Total off-balance sheet securitized receivables outstanding	49.4	71.4	48.8
Retained interest in off-balance sheet securitized receivables	(13.0)	(17.6)	(10.2)
Adjustments for cash and cash equivalents	(15.7)	(6.8)	(20.3)
Adjustments for SFAS No. 133	(4.7)	(6.2)	(5.4)

Total adjusted debt	$165.7	$181.1	$162.5

Total stockholder’s equity (including minority interest)	$12.5	$13.6	$12.5
Adjustments for SFAS No. 133	0.2	0.5	0.3

Total adjusted equity	$12.7	$14.1	$12.8

Managed leverage (to 1) = adjusted debt / adjusted equity	13.0	12.8	12.7
Memo: Financial statement leverage (to 1) = total debt / stockholder’s equity	12.0	10.3	12.0

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